EXHIBIT 23.1

ANDREW I. TELSEY, P.C. – Attorney at Law________________________________________

12835 E. Arapahoe Road, Tower One, Penthouse #803, Englewood, Colorado 80112

Telephone: 303/768-9221 – Facsimile: 303/768-9224 – E-mail: aitelsey@cs.com

September 4, 2007

Board of Directors

Amiworld, Inc.

60 E. 42nd Street

Suite 1225

New York, NY 10165

Re:	Amiworld, Inc.

Amendment No. 2 to Form SB-2 Registration Statement and related Prospectus

Dear Sirs:

We hereby consent to the use of the opinion of this firm as Exhibit 5.1 to the Registration Statement of the Registrant, and further consent to the reference to our name in such Registration Statement, as amended, and related Prospectus.

Yours truly,

s/Andrew I. Telsey, P.C.

ANDREW I. TELSEY, P.C.